UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2022

FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2022, the board of directors (the “Board”) of FreightCar America, Inc. (the “Company”), acting on the recommendation of the compensation committee of the Board, approved the amendment and restatement of the FreightCar America, Inc. Executive Severance Plan (the “A&R Plan”), effective as of January 17, 2022, in which James R. Meyer, the Company’s Chief Executive Officer, Terence R. Rogers, the Company’s Chief Financial Officer and W. Matthew Tonn, the Company’s Chief Commercial Officer (each, an “Executive”) participate. The A&R Plan includes the following material changes from the Company’s previous Executive Severance Plan:

•	Adds a new condition to an Executive’s ability to receive his or her severance benefits following a Qualifying Termination by requiring the Executive to provide transition services to the Company, if reasonably requested by the Board, for up to 12 months following the Executive’s termination.

•	Adds a new Qualifying Retirement benefit, under which following an Executive’s Qualifying Retirement, the Executive’s outstanding equity incentive awards will (i) remain exercisable until the earlier of its original expiration date or the 10-year anniversary of its grant date or (ii) continue to vest as if Executive had remained in continuous service through each applicable vesting date or, for awards subject to performance-vesting, through the performance period, with any performance goal or metric vesting only based upon the achievement of the same. To be eligible for the Qualifying Retirement benefit, Executive must have (i) attained the age of 60, (ii) completed at least 5 years of service with the Company and its affiliates and (iii) provided timely notice of his intent to retire to the Company at least 12 months, in the case of Mr. Meyer, or 6 months in the case of Messrs. Rogers and Tonn, prior to his retirement date.

•	Revises the definition of “Change in Control” to remove the prior exclusion of securities acquired directly from the Company or its affiliates when determining whether a Person or group has become a beneficial owner of 50% or more of the combined voting power of the Company’s then-outstanding securities. In addition, the A&R Plan further provides that the definition of a “change in control” applicable to each Executive’s unvested equity incentive awards shall also include any event that would trigger a Change in Control under the A&R Plan.

The foregoing description of the A&R Plan is qualified in its entirety by the full text of the A&R Plan, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022. Unless otherwise specified, capitalized terms used above without definition have the meanings set forth in the A&R Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: January 21, 2022	By:	/s/ Terence R. Rogers
Terence R. Rogers
Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary